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PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

[Shareholder registration printed here]

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **proxyonline.com** using your proxy control number found below
3. By **PHONE** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free [ ] Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER > [12345678910]

EQUINOX CAMPBELL STRATEGY FUND
of Equinox Funds Trust

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [DECEMBER 18], 2019

The undersigned hereby appoints [ ] (or, if only one shall act, that one), as Proxy of the undersigned, with full power of substitution, and hereby authorizes each of them to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at [10:00] a.m. Eastern Time, on [December 18], 2019 at the offices of Equinox Institutional Asset Management, LP at 47 Hulfish Street, Suite 510, Princeton, New Jersey 08542 and at any postponements or adjournments thereof, as fully as the undersigned would be entitled to vote if personally present. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on [December 18], 2019. The proxy statement for this meeting is available at: www.[ ].

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

EQUINOX CAMPBELL STRATEGY FUND

PROXY CARD

<u>YOUR SIGNATURE IS REQUIRED</u> FOR YOUR VOTE TO BE COUNTED. Please sign your name exactly as it appears on this card. If you are a joint owner, any one of you may sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.

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SIGNATURE (AND TITLE IF APPLICABLE) DATE

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SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR the Proposal.** In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN
1. To approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of the Equinox Campbell Strategy Fund (the "Acquired Fund") of the Equinox Funds Trust to, and the assumption of all of the liabilities of the Acquired Fund by, the Campbell Systematic Macro Fund (the "Acquiring Fund"), a series of The RBB Fund, Inc., in exchange for the Acquiring Fund's shares, which would be distributed pro rata by the Acquired Fund to the holders of its shares in complete liquidation of the Acquired Fund.	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]